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                                                                 EXHIBIT 10.14.1

                                  AMENDMENTS TO
                               VISTEON CORPORATION
                         DEFERRED COMPENSATION PLAN FOR
      NON-EMPLOYEE DIRECTORS (THE "DIRECTORS' DEFERRED COMPENSATION PLAN")

     As approved by the Board of Directors on December 14, 2005, the first sentence of Section 7(a) of the Directors' Deferred Compensation Plan shall be amended to read as follows:

     Distribution of a Participant's vested Account shall be made or commence to be made on the later of (i) on or about January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director of the Company, in the form or forms elected by the Participant.

     As approved by the Board of Directors on December 14, 2005, the first sentence of Section 7(a) 2 of the Directors' Deferred Compensation Plan shall be amended to read as follows:

     If the Participant has elected the installment distribution option, the first installment will be paid on the later of (i) on or about the January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director, and each subsequent installment will be paid on or about January 15 of each succeeding year during the installment period.